As filed with the Securities and Exchange Commission on July 8, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPASS MINERALS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1400	36-3972986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8300 College Boulevard

Overland Park, Kansas 66210

(913) 344-9200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael E. Ducey

Chief Executive Officer and President

8300 College Boulevard

Overland Park, Kansas 66210

(913) 344-9200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory A. Ezring, Esq.	Donald Walkovik, Esq.
Latham & Watkins LLP	Sullivan & Cromwell LLP
885 Third Avenue	125 Broad Street
New York, New York 10022	New York, New York 10004
Telephone: (212) 906-1200	(212) 558-4000

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-116254

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee

Common stock, par value $.01 per share(1)	$21,850,000	$2,768.40

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Represents the maximum aggregate offering price of additional shares being registered.

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATION AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

The Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by Compass Minerals International, Inc. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1, as amended by Amendment No. 1 (Registration No. 333-116254) which was declared effective by the Commission on July 8, 2004 relating to the offering of shares of common stock of the Company with maximum aggregate offering price of up to $136,511,180.88.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on July 8, 2004.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/S/ MICHAEL DUCEY
Name:	Michael E. Ducey
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Compass Minerals International, Inc., a Delaware corporation, hereby constitutes and appoints Michael E. Ducey as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of such attorney substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on the date indicated.

/S/ MICHAEL DUCEY Michael E. Ducey	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2004

* Rodney L. Underdown	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	July 8, 2004

* Joel A. Asen	Director	July 8, 2004

* Bradley J. Bell	Director	July 8, 2004

* Peter P. Copses	Director	July 8, 2004

* Robert H. Falk	Director	July 8, 2004

* Richard S. Grant	Director	July 8, 2004

* Joshua J. Harris	Director	July 8, 2004

* Scott M. Kleinman	Director	July 8, 2004

* Douglas A. Pertz	Director	July 8, 2004

* Heinn F. Tomfohrde, III	Director	July 8, 2004

*By	/S/ MICHAEL DUCEY Attorney-in-fact

Exhibit Index

Exhibit No.	Exhibit

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of PricewaterhouseCoopers LLP.

*	Filed herewith.